FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION:
Franklin T. Klink, III
Chief Financial Officer
1-866-597-2137

TOWER BANCORP, INC. DECLARES SECOND QUARTER DIVIDEND

GREENCASTLE, PA March 10, 2005 – The Board of Directors of Tower Bancorp, Inc. declared a second quarter cash dividend of $.22  per share at their March 9, 2005 meeting.  The $.22 per share is 10% higher than the 2004 second quarter dividend. The dividend will be paid on April 18, 2005 to shareholders of record as of April 1, 2005.

Tower Bancorp, Inc.’s sole subsidiary, The First National Bank of Greencastle, is the oldest, locally owned bank in Franklin County and operates nine office locations throughout Franklin County, PA and Washington County, MD.

Tower Bancorp, Inc., stock is traded and quoted under the symbol TOBC.

This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in Tower Bancorp, Inc.’s filings with the Securities and Exchange Commission.

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